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                                                                    EXHIBIT 10.8

                            SECOND AMENDMENT TO THE
                                AMERICAN GENERAL
                            SUPPLEMENTAL THRIFT PLAN


         WHEREAS, AMERICAN GENERAL CORPORATION and certain of its subsidiaries have heretofore adopted the AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN (the "Supplemental Plan"); and

         WHEREAS, AMERICAN GENERAL CORPORATION desires to amend the Supplemental Plan on behalf of itself and on behalf of each of its subsidiaries that has adopted the Supplemental Plan;

         NOW, THEREFORE, the Supplemental Plan shall be amended as follows, effective as of January 1, 1993;

         1.      Article IV is deleted and replaced with the following:

                                      "IV.

                                  Eligibility

         Employees who are Highly Compensated Participants, who are participating in the Basic Plan, and whose thrift or thrift-related benefits under the Basic Plan are limited pursuant to section 401(a)(17), section 402(g)(1), or section 415 of the Code, shall be eligible for benefits under this Supplemental Plan. In no event shall an employee who is not eligible for any benefits under the Basic Plan be eligible for a benefit under this Supplemental Plan."

         2.      Article V is deleted and replaced with the following:

                                      "V.

                               Amount of Benefit

         The Plan Administrator shall establish a memorandum bookkeeping account (the "Supplemental Plan Account") for each Employee whose allocation of Employer Contributions under the Basic Plan has been limited pursuant to section 401(a)(17), section 402(g)(1), or section 415 of the Code. As of the end of each month, the Plan Administrator shall credit such Employee's Supplemental Plan Account in an amount equal to the excess, if any, of:

         (a) the amount which would have been allocated to the Employer Contribution Account of such Employee under the Basic Plan as of the end of such month (based upon the Employee's actual basic Employee contribution percentage election as in effect for such month), if the provisions of the Basic Plan were administered without regard to the considered compensation limitation of section 401(a)(17) of the Code, the elective deferral limitation of section 402(g)(1) of the Code, and the maximum amount of contribution limitations of section 415 of the Code, over

         (b) the amounts that were in fact allocated as of the end of the such month to the Employer Contribution Account of such employee under the Basic Plan.

If any portion of the Employee's Employer Contribution Account under the Basic Plan is forfeited for any reason (other than pursuant to Section 4.10 of the Basic Plan, relating to excess contributions), the Plan Administrator shall debit such Employee's Supplemental Plan Account by an amount equal to the





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percentage of such Supplemental Plan Account which corresponds to the percentage of his Employer Contribution Account under the Basic Plan which was forfeited.

Amounts credited to the Employee's Supplemental Plan Account shall be deemed to be invested in shares of the common stock of American General Corporation ("Company Stock") on the date so credited and the value of such Employee's Supplemental Plan Account at any time shall be equal to the fair market value of the total number of shares of Company Stock in which such account is deemed to be invested. The Employee's Supplemental Plan Account shall be appropriately adjusted to reflect transactions affecting Company Stock including, but not limited to, stock splits, dividends declared, recapitalizations, adjustments to common stock account of American General Corporation, or subdivisions or consolidations of shares of Company stock. Benefits payable under this Supplemental Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Supplemental Plan and the Basic Plan that total amount which would have been payable to that recipient solely under the Basic Plan, had section 401(a)(17), section 402(g)(1), and section 415 of the Code not been applicable thereto."

         3.      Article X is deleted and replaced with the following:

                                      "X.

                              Nature of Agreement

           This Supplemental Plan is intended to constitute an unfunded "deferred compensation plan" for a select group of management or highly-compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA with respect to a part of the Supplemental Plan and an unfunded "excess benefit plan" within the meaning of sections 3(36) and 4(b)(5) of ERISA with respect to the remainder of the Supplemental Plan. The adoption of this Supplemental Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under this Supplemental Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so."

         4. As amended hereby, the Supplemental Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, AMERICAN GENERAL CORPORATION has executed this Second Amendment as of the 1st day of January, 1993.

                                        AMERICAN GENERAL CORPORATION

ATTEST:

                                        By:  JAMES T. PULLIAM
By:  PATRICIA W. NEIGHBORS                   _________________
     _____________________              Title:  Vice President
Title: Assistant Secretary                    ________________
       ___________________




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STATE  OF  TEXAS

COUNTY OF HARRIS



         BEFORE ME, the undersigned authority, on this day personally appeared Patricia W. Neighbors , James T. Pulliam of AMERICAN GENERAL CORPORATION, a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act and deed of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, THIS 9  day of  February ,
1994.




                                             NICKI Y. EMERSON
                                             ----------------
                                             Notary Public in and
                                             for the State of Texas

                                             My Commission Expires:  7/22/96
                                                                     -------




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